Exhibit 99.02

I started in this business in the mid 1960’s and have had the great pleasure of living through many bear markets and many periods in which investment performance fell short of expectations. So have many of my colleagues at AllianceBernstein. If there is a collective wisdom that can be gleaned from these experiences, it’s that steering an asset management company through traumatic times rests on disciplined adherence to a few key principles—and they form the basis of our strategy today. Let me summarize them for you:

Imperatives in a Capital Market Trauma

--First and foremost, client portfolios need to be positioned to participate fully in the inevitable recovery, which if history is a guide, will arrive sooner and be stronger than widely anticipated. Remaining committed to the investment philosophies and processes that have underpinned historical success is central to achieving this outcome and yet is often compromised under the pressure of adverse results. Introspection about the efficacy of any asset management process should be an on going feature of a firm. But trying to “learn a lot” from capital market settings that depart from well established norms is almost always a path to failure. You can be sure it is one that we won’t take.

--Second, you need to see engendering client peace of mind as a job of equal importance to managing money.  Providing clarity and perspective, separating fact from hyperbole, can be more important to client outcomes than alpha in asset class can ever hope to contribute. Success on this score rests on high content communications delivered in a timely and compelling fashion which, in our case, includes web casts, seminars, and many one-on-one meetings in which all senior professionals are fully engaged, right up to the very top of the firm.

--Third, you need to demonstrate that the steps being taken to respond to the financial pressures placed on the firm by the downturn will not undermine your intellectual capital and thus your ability to perform as well in the future as you have in the past.

--Fourth, you need to ensure that the firm remains financially strong throughout the down cycle, which in turn rests on two things:

a balance sheet that is not vulnerable to capital market dislocations (a sacrosanct principal at AB, even in good times); and

a cost structure aligned to the reality of reduced revenues. Much of this alignment can be accomplished through adjustments in variable costs (compensation in particular, and to set the right tone I have waived my bonus entirely for 2008). But there are those times, such as now, in which alignment requires a physical downsizing of the firm. Here implementation has to proceed with care; it must be seen as fair and conforming to the principles of a meritocracy.

Re-engineering should drive the process rather than wholesale head count cutting, even if re-engineering takes a little longer to implement. The firm will be better for it, not only in the short run but over the long term. It is this script that we are following, and we will be far along in its execution as we enter 2009.

--Finally, you need to plan now for the period beyond the market dislocation, ensuring that the firm is positioned to pursue its most important growth opportunities; this means making strategic choices— dropping initiatives that are more speculative and distant in their payoffs in favor of those that are judged to be vital to lasting success.

To state the obvious such choices need to be based upon a strong sense of how client needs will evolve, and the ability of the firm to marshal its core competencies to meet them.  On this score there are a number of trends that loom large in our thinking and to which we are responding.

DB to DC—the most important trend in the industry

By far the most important such trend is the movement from defined benefit to defined contribution retirement plans, a movement at an advanced stage here in the US and gaining strength throughout the world. Surely the events of 2008 will reinforce this movement and will stimulate even more plan sponsor interest in influencing the way DC funds are deployed.

In this regard we continue to forecast a seismic shift   from mutual fund-based investment supermarkets, reliant on plan participant choice, to pre-packaged solutions endorsed and, in many cases, designed by plan sponsors. In its most advanced form such solutions will emulate the best practices of DB plans, employing many asset classes, an open architecture for manager selection, and aged-based, asset allocation and rebalancing strategies.

We continue to believe, as well, that guaranteed withdrawal benefits will become a fundamental feature of the de-accumulation phase of these plans. Here again, the capital market trauma of 2008 promises to increase interest in such features sharply, even if increased market volatility drives the cost of such protection higher.

We believe we can be a leader in effectuating all facets of this transformation. Our skills in asset allocation and investment planning permitted us to surface as a thought leader in this space early on. But more recently our operational prowess has set us apart from the competition in a way we believe to be compelling. We now have on the market low cost, highly flexible platforms for clients to implement custom or turnkey target date solutions, either passive or active in composition, with the ability to alter their constituent parts over time, and seamlessly include insurance features as they become available, not just from a single carrier but from many. We believe we are setting the standard for the industry with this feature set.

We have formed a fully integrated business unit (ABDC) dedicated to building our presence in DC plans of all sizes and in all geographies. Despite the market turmoil, we remain fully committed to this effort which now includes a staff of nearly 100 strong. It’s a commitment consistent with our view that the DC market will be the single most important source of our growth in the years ahead.

Globalization-—a trend still in motion

Another powerful trend in the industry and for AB has been globalization. And while global portfolios proved just as vulnerable as local strategies in the current downturn, there is little doubt in our minds that globalization will continue to be a primary trend in the industry. With the exception of a few emerging markets, country factors continue to lose significance in valuation and risk attribution, industries continue to concentrate in geographies that confer competitive advantage, and the fastest growing economies will almost surely be those in the developing world.

AB is far along in responding to these trends with more than half our AUM in global and non US services and some 40% of our client base domiciled outside the US. Our presence in this space is built upon fully integrated global investment platforms in fixed income and growth and value equities, and is supported by one of the largest research footprints in the industry.

To be sure, this positioning has hurt us in the last 12 months, owing to the extremely sharp declines in non-US markets, exacerbated in dollar terms by the strengthening of the US currency. But we believe it will serve us well in the longer term, and we are committed to building our non-US presence still more in both the private and government sectors.

Alternatives—a set back in a long-term up trend

The third big trend in the industry has been the move to Alternatives from long-only mandates. Here the industry has been set back by the events of 2008—in our case more than many others, owing to the weak performance of some of our most important services in the last 12 months. While we anticipate a strong recovery in results in the period ahead, it will be some time before we regain traction with our current service suite.

Still, there may be some opportunity for us to grow at an earlier point, based on our all asset deep value service and potential follow-on products. This service builds on one of our strongest core competencies—deep value investing but now applied to multiple asset classes, both public and private, the early results of which have been promising.

I should add, too, that we may have time to regain our footing in alternatives. Model-based valuation in private equity and the untoward effects of financial leverage and illiquidity—features that characterize many alternative services—have become highly problematic in the current environment. Indeed, as you all know, it has triggered something of a run on the industry.

And while this difficult moment will surely pass, institutional memories about its effects promise to linger on for a quite while. Moreover, equity beta will, by definition, be a highly desirable attribute in the next capital market recovery—and with few exceptions, hedge funds are not the place to go for this exposure.

Longer term, however, we believe that alternatives will re emerge as a force in the industry. And despite the current set back, we expect to be a factor in the recovery.

Solutions not Just Products

The final trend in the industry of note is client interest in solutions as opposed to point products. Solutions continue to drive our private client business and if anything, post trauma, our advanced capabilities here should become even more valuable.

We also see opportunities in the solutions arena among institutional clients and more recently from governments. While our initiatives in this domain have yet to generate a meaningful volume of new business, we remain optimistic that they will before too long.

This then defines strategy at AllianceBernstein—strategies that we hope will serve our clients well; strategies intended to keep the firm profitable, even if not impressively so, should the trough in the capital markets persist; and strategies designed to restore the financial performance of the firm to a respectable level in the early stages of the next capital market recovery.

Capital Market Recovery—sooner and stronger if history is a guide

As a final point it’s worth noting that we remain more hopeful than many as to when that recovery will arrive. A reading of history informs this view and it’s one that perhaps you’ll find of interest.

Note here that apart from the great depression, there have been 12 major bear markets since 1900, defined as declines in excess of 20%. On average, they lasted 15 months, with the longest decline running about 2 years. Perhaps even more telling, full recoveries to the next new high, as measured in terms of total return, took an average of just 22 months.

The Great Depression was, of course, the exception. A staggering 83% decline occurred over 34 months, and full recovery took more than 12 years. But even in this disastrous episode, one in which every policy error imaginable was made, by Dec. 1936, 80% of the wealth destroyed in the downturn had been recovered as measured from the highest point reached in August of 1929.

And while the current downturn has had, from our perspective, its share of major policy missteps at the front end, the world’s central banks appear to have moved down the learning curve quickly and are now getting a lot more things right than wrong. They’ve established a financial safety net that makes a sustained deflation similar to the 1930s highly unlikely—and the expansionary monetary setting that they’ve put in place will soon be augmented by a strong dose of fiscal stimulus, not just here in the US but in many other key countries. Sharply lower fuel prices will add still more ballast (benefiting US consumers by some $300 billion at an annual rate), an effect that will soon be amplified by consumer debt relief involving nearly a trillion dollars.

These countervailing forces should be up to the task of containing and eventually reversing the extremely sharp economic contraction set in motion by the credit freeze and massive movement to de-lever in recent months.

But stepping away from the particular details of the current cycle, a reading of history makes it clear that developed economies have a certain resiliency. The fact is that there has been only one depression in the last 100 years. The deepest recessions in the US have been no more than 16 months in length and less than 4% in magnitude. Yes, we may break new ground this time, but the odds suggest not by very much.

History tells us too, that risk taking is handsomely rewarded in both stocks and bonds when risk premiums are elevated.  In the case of fixed income, such risk premiums are at record levels. It would require a depression to validate them. A similar although not quite as extreme picture applies to equities in most countries.

Unusual also is the fact that opportunity abounds in both the growth and value styles. As you can see in this display, value stocks are as cheap relative to market as they were at the top of the technology bubble in 2000—and that was a modern day record by far. Yet growth stocks are cheap too with relative PE ratios at a record low. This condition reflects the fact that bifurcation in valuation isn’t about style, it’s about being in harm’s way. Companies that are exposed to economic cycles, whether growth or value, are cheap and those that are not are prized for their insulation.

And that is the key point. Exploiting opportunity today requires exposure to economic and capital market beta. Success requires that the investments you choose have the wherewithal to get you through a trough, which best efforts of the central banks notwithstanding, may be deeper and longer than bargained for. Resiliency is today’s key risk metric and high resiliency now characterizes portfolio strategy throughout our firm’s active services. Indeed, resiliency is what we seek for AB as a firm.

As such, I see us as well positioned to recover lost alpha in the next upturn whenever it finally materializes. Such success for clients will then form the basis of the next phase of growth and success for the firm and all of its stakeholders.

And now for your questions.

Unidentified Participant:
It has been said that in asset management, surviving is thriving. When you survive and you come out the other side, what are the investment themes that are going to help your relative investment performance?  How is your investment portfolio positioned today and what are the things that are going to work first that will help your relative investment performance?

Lewis Sanders:
Well staying at 30,000 feet and just reinforcing the comments I made in my formal remarks, I think the sources of Alpha in any style will essentially rest on exposure to economic cyclicality or what I’d call economic beta, on the grounds that the price stocks of companies who have such exposure, are extremely depressed relative to market norms.  And that bifurcation in valuation is near an all time high. Said another way the ex ante alpha in those price distortions measures many thousands of basis points. However, in building portfolios of such stocks you have to mindful of the possibility that this economic down cycle might be worse than you bargained for which is why I stressed that resiliency has become the key risk metric.  The traditional risk metrics of volatility, tracking error, covariance, have much less meaning in a setting like this.  Surviving the trough is what matters and thus emerges as the single most important metric as you assemble portfolios.

Unidentified Participant:
You ventured into some macro observations, so let me ask you your views on three subjects.  First, 1958 was a very famous year in the equity capital markets.  It was the first year where stocks began to yield less than bonds.  It was the year of the yield reversal.  And for those now I think almost 40% for the S&P 500 by number yield more than bonds.  What is the chance that the market is basically telling us that we're going into a very, very low growth period for several years as the consumer repairs its balance sheet and that we're going back to a period where stocks will persistently yield more than bonds?

Lewis Sanders:
Over the past 80 years there is one period where the equity risk premium was really high.  It was in the late 1940s where what you described in your question is what people essentially carried around as the likely outcome for the economy and for the performance of companies.  Just imagine what it must have been like to strike forecasts in that era.  Imagine what you would have thought, how your thinking would have been conditioned by your experience.  Looking back, all you would have seen was extremely high volatility of both the economy and the capital markets. You would be acutely aware of high failure rates in the 1930’s. And the consensus of opinion was that de-mobilization, post World War II would inevitably be the basis of the next major economic downturn. Accordingly, at that time the average price to earnings ratio for stocks was six to seven times, a period in which the bond yield was a mere 2%.  The dividend yield on stocks was far higher than the bond yield as you note in your question.  What occurred, however, over the subsequent 10 or 15 years was something very different than general expectations.  There was no depression; instead, there was a post-war economic boom, and the stock market went on to produce a 10 fold gain over that span as measured in total return terms.  That essentially is the controversy today.  You framed it in your question and now as an investor you make your bet.  Is what lies ahead a period of extremely disappointing economic growth, perhaps far worse than all of economic history would suggest?  If that's the bet you make, well then equities aren't all that interesting.  If history is a guide however, something rather more positive will emerge from this setting and I think that will be clear before too long.  That's the wager that we as a firm are making.

Unidentified Participant:
Second and third questions, on your charts you showed extraordinarily high risk premium in the credit area.  Assuming you are free to go wherever you want to go, do you think that better equity performance as a precursor to that would be strong performance in credit? The last question is the changing face of capitalism.  To me, it's been a very ugly sight seeing these guys showing up in Washington with hats in hands, everybody trying to get into the circle of friendship and talk protection.  It seems to me that the government is going to be called upon to modify downside risk of corporations.  Government has every right to modify the upside returns.  So I'm just curios your philosophical response of how the changing face of capitalism might influence returns.

Lewis Sanders:
On your first question, I think it is pretty clear that credit markets will lead the equity markets although they'll obviously be highly correlated.  They might even move contemporaneously, but equities can't move without fixed income because the economy cannot grow until the credit market dislocation is resolved. Note too that the dislocation in fixed income actually measures meaningfully larger than that in equities. What accounts for that difference is the fact that the bulk of today's equity market capitalization is in companies that actually aren't in harms way.  They have very strong balance sheets, many with no debt and some with large amounts of cash. They might have a business that is non-cyclical.  Compare Johnson & Johnson to Hartford Insurance if you want to think about a polar extreme.  As such, when you look at equity asset class overall, because it is so dominated by the market caps of those strong, non cyclical companies it is not as dislocated as fixed income. Thus, the returns in fixed income measured as an asset class will probably be better than that in equities in the next recovery.  On the other hand, the Alpha opportunity within equities, because of valuation economic bifurcation I described earlier, is extraordinary.  Said another way, what is “fixed income like” in equities is where the opportunity is greatest.

Now your second question, suggests that we're in this new phase of capitalism, which you framed little bit pejoratively, which is to say that perhaps government intervention will ultimately prove counterproductive. It's very clear that such intervention started out that way, and you might even argue that we're in the thicket we're in because of the way it started. I am referring to the way the GSE’s were nationalized, with the destruction of the preferred shareholder, the way Lehman went down with no regard for its potential disruptive effects, the confiscation of shareholder wealth in the initial AIG bridge loan, and in the way the TARP was initially launched and then managed.  It was pretty clear that government intervention was going to come at a really high price.  But it seems to me that since those missteps, governments and central banks have moved along the learning curve and have become a whole lot more investor friendly. They are now pursuing strategies which, if you will, share the wealth-- a popular political phrase these days-- between the tax payer and the current investors, whether they're debt or equity, in companies that do require government support during this downturn.  I suppose the poster child for that particular transition is a comparison between the Lehman episode and the way Citicorp was just recapitalized 10 days ago.

Now, as to the long term aspects of this, my predictions would be that the government will make serious money with all the things they are doing.  They'll have a few mistakes, but almost all the investments they're making will produce positive returns.  Some will be huge.  The Fed right now is the largest bank in the world with an impressive net interest margin and very little loss content.  Just think about the Fed's picture. The cost of funding is zero.  Any positive yield is a contribution to return.  Almost all the assets they are buying are AAA and or insured by the US Government, the printing press for which they themselves control. I think what will happen is after the dust settles, which will probably take three to five years, there will be a strategy for the government to exit all the positions they have taken.   Right now they are in the process of organizing advisory groups to help them think through that process.

And now you're into philosophical debate about whether all of this is actually appropriate, whether in a capitalist society and free market economy the government should play this role at all.  The doctrinaire view is no. But the more pragmatic view is we really need the help to stabilize what otherwise would likely be an untoward and uncontained downturn. I am in the pragmatist’s camp. I think the risk of moral hazard and the short term risk of government intervention creating some inappropriate capital allocation choices are risks worth taking to avoid the consequences of an uncontained downturn.

Unidentified Participant:
Despite the very large risk and seemingly relative attractive evaluations in credit and in equities, this has been a pretty pronounced redemption cycle that occurred both on the retail side in particular and also on the institutional side.  I think there's probably a good amount of rebalancing that needs to happen.  Can you shed some perspective on both of those?  When do you think the redemption cycle on the mutual fund side is going to run its course?  And then on the rebalancing side of the equation for institutions, what's your outlook there?

Lewis Sanders:
The history on flows sends a pretty clear message.  Shifts occur with a meaningful lag.  Trend following is an endemic feature of investor behavior, the efforts of investment advisors to counter those tendencies notwithstanding.  It's most powerful in the retail space because of the nature of the relationship between the retail investor and the investment advisor—it’s one step removed.  And as you know, retail redemptions have been huge and have been even more severe offshore than here in the US.  I wouldn't anticipate that this trend will reverse until well into the next capital market recovery.

The institutional environment is much less vulnerable to trend following, although still suffers from a little. In the current setting, however, historical trends will likely not be a good predictor. The depression in overall asset values is colliding with cash flow claims on many institutional funds and disrupting asset allocation management. For instance, some plans have significant commitments in terms of spending policy, benefit requirements, or commitments to alternatives (subject to capital calls). These conditions are making traditional rebalancing inoperative. In addition, if you think about the rebalancing problem, it doesn't take the typical form.  If you wanted to migrate, let's say, from fixed income to equities, it's not clear that you could even execute that move since there is such illiquidity in the fixed income markets (with the exception of governments).  So, in my view, the setting in the institutional market is such that positive flows will come with a lag too.

Private clients should prove to be the exception. Here, history would suggest that a recovery in cash flows will occur much sooner.

Unidentified Participant:	{S&P earnings estimates for 2009}

Lewis Sanders:
First, let me stress that my formal remarks were not intended to be a market timing call. I was merely pointing out that risk premiums along the entire expected return curve starting from fixed income and moving to equities of all geographies, are substantially elevated.  One year out earnings estimates don’t figure importantly in this analysis—instead it is computed by comparing price to expected cash flows over many years. And on this basis equities look cheap relative to history. Perhaps a simpler way to see the point is to look at the value of publicly traded companies as compared to the size of the economy. It tells a similar story.  Over the last 80 years, it's averaged 80%.  When people are really excited, it's 100% or 120%.  When they are ebullient as they were in 1929 and 2000, it's 200%.  When they're really depressed about growth prospects as they were in the late 1940s, it's 40% to 45%. And when they’re depressed because of extremely high inflation and double-digit interest rates, as was the case in the late 1970’s and early 1980’s, it was 40% to 45% also.  As of November 2008, we were at 57%.  What does that tell you?  It tells you that measured from today to some distant point in the future, equities will likely produce returns above their long term average. But it doesn’t tell you that the asset class will produce those good returns in 2009.

Unidentified Participant:
There are some people that are comparing the financial industry to the telecom industry in 2000 as what could happen in terms of layoffs and compensation declines. I was wondering if you would speculate on what you think the peak to trough decline in compensation in the asset management industry might be.  And then secondly, you were talking about the risk premiums within equities.  Clearly, they are at 50 year highs, and we've all seen the graphs showing that.  The challenge is that if you put a portfolio together of those cheapest companies, do you really have a diversified portfolio or is it just a one bet? From a perspective of running a portfolio, is that something you feel comfortable with, maybe with 1,500 basis points of potential Alpha?  You could almost put together any portfolio at any time where you think you have 1,500 basis points of Alpha with 10 stocks and get the same results.

Lewis Sanders:
On the compensation question, I think the way you should think about this dynamic is as a function of assets per capita.  It's really not hard math.  It’s assets under management that generates revenue and therefore controls amount of compensation available to the “capitas” that are needed to manage the assets.  While there are going to be fewer capitas, the scale of the decline in assets prices has been such that there will be far fewer assets per capita. In this context, peak to trough compensation will be down dramatically.  My guess it will be down between 40% and 50% industry wide, less than this amount in fixed income oriented shops and a little bit more in equity oriented shops.

Now, on the question about whether it's a requirement to concentrate to capture the outstanding alpha opportunity in equities, the answer is yes, but not the way you're describing.  The exposure you require is economic beta, which is to say an exposure to a down cycle in the economy that might actually be more intense and lasting than you are bargaining for.  That's the exposure you have to take on.  You can take that on in many, many forms, but there will be covariance around that exposure. The way to deal with that is asset allocation apart from equities, as opposed to sacrificing the equity return.

Unidentified Participant:	We're out of time. We need to break there. Thank you very much, Lewis.